UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2007

CKX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-17436	27-0118168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	650 Madison Avenue	10022
	New York, New York	(Zip Code)
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if
Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CKX, INC.

March 1, 2007

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)  On February 26, 2007, CKX, Inc. (the “Company”) determined to restate its previously issued condensed consolidated financial statements for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006 due to management’s determination that certain foreign exchange losses on short-term intercompany loans were incorrectly recorded in other comprehensive income (loss) on the Company’s balance sheet for such periods rather than as a component of other income (expense). 19 Entertainment Limited, a wholly-owned subsidiary of the Company, transferred cash generated from operations to the Company at various times throughout 2006 through intercompany loans. The cash transfers were expected to be settled with the declaration of a dividend, which subsequently occurred in November 2006. The Company has subsequently determined that the loans were not considered permanent under Financial Accounting Standards No. 52, Foreign Currency Translation, and therefore the foreign currency movements on the loans prior to the date of the dividend declaration should have been recorded as a component of other income (expense).

The Company also determined that it is more appropriate to disclose operating related foreign exchange gains and losses as a component of operating income rather than as a component of other income (expense) in its consolidated statement of operations, which had been our practice in our 2006 and 2005 interim financial statements.  We have therefore restated our 2006 quarterly financial statements to reflect this reclassification. No reclassification was made for 2005 because the impact was insignificant.

The results of such restatements are summarized in the charts below.

	Three Months Ended		Three Months Ended		Three Months Ended
	March 31, 2006		June 30, 2006		September 30, 2006
(in thousands, except share data)	As previously reported	As restated	As previously reported	As restated	As previously reported	As restated
Operating income	$5,819	$5,528	$14,423	$14,299	$12,711	$12,222
Other income (expense)	(291)	(151)	(125)	(881)	(690)	(861)
Income tax expense	2,815	2,746	6,344	5,954	2,956	2,790
Net income	3,053	2,971	7,998	7,508	8,745	8,251
Net income available to common shareholders	2,597	2,515	7,542	7,052	8,289	7,795
Basic income per common share	0.03	0.03	0.08	0.08	0.09	0.08
Diluted income per common share	0.03	0.03	0.08	0.07	0.09	0.08

	Six Months Ended		Nine Months Ended
	June 30, 2006		September 30, 2006
(in thousands, except share data)	As previously reported	As restated	As previously reported	As restated
Operating income	$20,242	$19,827	$32,953	$32,049
Other income (expense)	(416)	(1,032)	(1,106)	(1,893)
Income tax expense	9,159	8,700	12,115	11,490
Net income	11,051	10,479	19,796	18,730
Net income available to common shareholders	10,139	9,567	18,428	17,362
Basic income per common share	0.11	0.10	0.20	0.19
Diluted income per common share	0.11	0.10	0.19	0.18

The restatements have no impact on the Company’s 2006 total cash flows from operations or total stockholders’ equity as of and for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006.

Because of the accounting error described above, the condensed consolidated financial statements contained in the Company’s Forms 10-Q for the periods ended March 31, 2006,  June 30, 2006 and September 30, 2006, filed with the Securities and Exchange Commission on May 9, 2006, August 8, 2006 and November 9, 2006, respectively, should not be relied upon. The restatements and the impact thereof are reflected in Footnote 17 to the Company’s financial statements for the year ended December 31, 2006.  These financial statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which is being filed with the Securities and Exchange Commission today.

The Company’s Audit Committee and certain members of management discussed the matters disclosed in this filing with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, INC.

BY:	/s/ Thomas P. Benson
Name:	Thomas P. Benson
Title:	Chief Financial Officer
and Executive Vice President

DATE: March 1, 2007